UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

Echo Healthcare Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia, 22182
(Address of principal executive offices)

(703) 448-7688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Items 2.03 and 3.02 below, which are incorporated herein by reference, for a discussion of the material definitive agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 22, 2006, Echo Healthcare Acquisition Corp. (the “Company”) entered into a limited recourse revolving line of credit agreement (the “Credit Agreement”) with Chicago Investments, Inc., Gene E. Burleson and Richard Martin, each of whom is also a shareholder of the Company, pursuant to which the Company may have up to $750,000 of borrowings outstanding at any time (the “Working Capital Line of Credit”). The Working Capital Line of Credit will bear interest at a rate equal to the rate of interest payable on the net proceeds of its initial public offering (the “Offering”) held in a trust account. No interest shall be payable until the principal of the loan becomes payable. The loans under the Credit Agreement shall be payable only upon the consummation of a business combination by the Company or upon certain events of default under the Credit Agreement. If the Company does not consummate a business combination within the two years following the completion of the Offering, the loans under the Credit Agreement shall terminate and the payees shall have no right to repayment thereunder. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated in its entirety herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Concurrently with the closing of the Company’s Offering, certain of the Company’s initial stockholders and directors purchased an aggregate of 458,333 warrants in a private placement transaction (“Founding Director Warrants”) at an offering price of $1.20 per Founding Director Warrant, generating gross proceeds to the Company of $550,000, which was deposited in the Company’s trust account along with net proceeds from the Offering. The Founding Director Warrants entitle the holders to purchase, when exercised, one share of common stock, par value $0.0001 per share (“Common Stock”), at $6.00 per share. The Founding Director Warrants were sold to accredited investors in a private placement transaction under exemptions provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. A copy of the Founding Director Warrant Purchase Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

On March 22, 2006, the Company consummated its Offering of 6,250,000 units (the “Units”). Each Unit consists of one share of Common Stock and one warrant exercisable to purchase one share of Common Stock. The Units were sold at a price of $8.00 per Unit, generating gross proceeds to the Company of $50 million. Audited financial statements as of March 22, 2006 reflecting receipt of the Offering proceeds are attached hereto as Exhibit 99.1. Approximately, $47.78 million of the net proceeds from the Offering and the private placement of the Founding Director Warrants has been deposited in the Company’s trust account.

A copy of the Press Release issued by the Company announcing the closing of the Offering is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:

Exhibit 10.1	Subordinated Revolving Line of Credit Agreement, dated as of March 22, 2006

Exhibit 10.2	Founding Director Warrant Purchase Agreement, dated as of March 22, 2006

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press Release dated as of March 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP.
(Registrant)

By: /s/ Joel Kanter
Joel Kanter
President and Secretary

Date: March 24, 2006